Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

       We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 24, 1999, relating to the consolidated financial statements of Detection Systems, Inc., which appears as
Exhibit 13 of the Detection Systems, Inc. Form 10-K for the year ended March 31, 1999.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Rochester, New York
November 18, 1999